SUBSIDIARIES OF THE REGISTRANT

                                                                    STATE OF
                                                   PERCENTAGE   INCORPORATION OR
PARENT          SUBSIDIARY                         OWNERSHIP      ORGANIZATION
------          ----------                         ---------    ----------------

PACEL Corp.     Fairfax Communications Limited(1)     100%          Virginia

PACEL Corp.     E.Business-stor.com(2)                 80%          Virginia



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(1) Also conducts business under the name "FCL"
(2) Also conducts business under the name "EBStor.com"